August 7, 2012

Wakefield Alternative Series Trust
700 Seventeenth Street, Suite 2400
Denver, CO  80202

Trustees:

A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the Wakefield Alternative Series Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

         Very truly yours,

         /s/ Thompson Hine LLP
         THOMPSON HINE LLP